UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 17, 2020

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition Agreement with Mr. Greenberg
In a Form 8-K filed on June 16, 2020, we stated that effective June 9, 2020, the Board of Directors of GP Strategies Corporation (the “Company”) and Scott N. Greenberg agreed that he will assume a new role as Senior Advisor to the Company while continuing in his position as Chairman of the Board, and that Mr. Greenberg’s duties and compensation for serving as Chairman of the Board and Senior Advisor had not been finalized as of such date.
On July 21, 2020, Mr. Greenberg and the Company entered into a new transition agreement. The agreement has a term of three years and for that period Mr. Greenberg will serve as a Senior Advisor, providing advisory services to the Board and the CEO and assisting with various projects including corporate transactions and engagement in the finance function of the Company.
Mr. Greenberg will continue to serve on the Board of Directors while he remains employed by the Company, subject to his reelection to the Board by the Company’s shareholders. The Company has agreed that Mr. Greenberg will be nominated for reelection at the expiration of each Board term. Mr. Greenberg agrees to resign from the Board at the end of the transition agreement, unless the Board requests otherwise and he agrees.
Compensation
The Company will pay Mr. Greenberg an annual salary of $560,000 per year to serve as Senior Advisor. Executive will not receive any compensation for his service as a director while he is an employee.
The agreement provides that on its effectiveness, a total of 87,561 performance-based restricted stock units granted to Mr. Greenberg on April 20, 2018 and on May 15, 2019 pursuant to the Company’s Long Term Incentive Program (“LTIP”) were cancelled. Mr. Greenberg will no longer participate in the LTIP or similar programs and except for the grant described below, Mr. Greenberg will receive no other equity grants during the term of the agreement and he is not eligible for any bonus payment.
Pursuant to the agreement, the Company granted Mr. Greenberg 177,305 restricted stock units (“RSUs”) with a grant date value of $1.5 million (the “New Award”), based on the closing price of the Company’s common stock on the date of the Agreement. Subject to the treatment upon a termination of service or a sale of the company described below, the New Award RSUs vest (1) one-third on July 21, 2021; (2) one-third if and when the 20-trading day volume weighted average price (VWAP) per share of the Company’s stock is greater than $10.58 (representing a 25% increase in the 20-trading day VWAP per share of the Company's stock from the stock price on the Effective Date); and (3) one-third if and when the 20-trading day VWAP per share of the Company's stock is greater than$12.69 (representing a 50% increase in 20-trading day VWAP from the stock price on the Effective Date). The second and third tranches of the New Award will expire if the required level of VWAP per share is not achieved by July 21, 2023.
Vesting of the New Award RSUs is in all cases subject to Mr. Greenberg’s continued employment until the applicable vesting date except as provided upon a termination of service or a sale of the company as set forth below. Upon a “sale of the company,” as defined in the Company’s LTIP, the New Award RSUs will become 100% vested.
Payments on Termination:
If Mr. Greenberg is terminated for any reason, then the Company will continue to pay Mr. Greenberg (or after Mr. Greenberg’s death, his surviving spouse or estate, if there is no surviving spouse) the annual salary and continued benefits for the remainder of the three-year term of the agreement.
In addition, if Mr. Greenberg’s employment is terminated by the Company without Cause (as defined below), by Mr. Greenberg for Good Reason (as defined below), or due to Mr. Greenberg’s death or illness/disability, then (1) the grant of time-based RSUs made to Mr. Greenberg on March 26, 2020 will become 100% vested and (2) the First Tranche of the New Award will vest 100% if not vested previously and (ii) the Second and Third Tranches of the New Award, if not vested previously, will remain outstanding and eligible to vest based on achievement of the applicable stock price increase until July 21, 2023 (or, if earlier, upon a sale of the company). This accelerated vesting is subject to Mr. Greenberg’s execution of a release of employment-related claims in favor of the Company.
Mr. Greenberg is not entitled to any severance or other benefits after the end of the three-year period.
The agreement defines “cause” as (i)an act or failure to act amounting to gross negligence or willful misconduct to the material detriment of the Company; (ii) the willful breach of any material obligation under the restrictive covenants described below; and (iii) the willful breach of any material term of the agreement.
The agreement defines “good reason” as (i) the Company’s failure to make any payments or provide any benefits under the agreement; (ii) the Company requiring Mr. Greenberg to provide services other than those stated in the agreement or failing to comply with any material term of the transition agreement; and (iii) Mr. Greenberg no longer serving on the Board of Directors other than because of Mr. Greenberg’s voluntary resignation or failure to be elected to the Company’s Board of Directors by the shareholders after nomination by the Company.
Restrictive Covenants
For the period Mr. Greenberg is employed by the Company and for nine months thereafter, Mr. Greenberg agrees (1) not to solicit for employment any employee of the Company or any of its subsidiaries, (2) not to hire any employee or former employee of the Company or any of its subsidiaries, and (3) not to compete with as the Company or any of its subsidiaries.
Employment Agreement with Mr. Stedham
As previously reported, effective as of June 9, 2020, the Board of Directors appointed Adam H. Stedham to serve as the Company’s President and Interim Chief Executive Officer and on July 1, 2020, the Board determined to make Mr. Stedham the Company’s Chief Executive Officer, effective immediately.
On July 21, 2020, the Company entered into a new employment agreement with Mr. Stedham.
The agreement provides that Mr. Stedham’s salary will be increased to $476,000 per year for service as Chief Executive Officer and President.
The agreement also provides that, subject to the availability of shares under the GP Strategies 2011 Stock Incentive Plan, the Company will grant Mr. Stedham with RSUs with a value of $476,000 as of the date of the agreement, which will vest 100% on the third anniversary of the grant date, except that (1) the grant will vest 100% on the Sale of the Company (as defined in the Company’s LTIP) and (2) if Employee’s employment is terminated before the third anniversary of the grant date (1) for “cause” by the Company or by Employee for other than “good reason”, the grant is forfeit and (2) for “good reason” by the employee or other than cause by the Company, the grant will vest pro rata based on Employee’s termination date. Mr. Stedham will also participate in the Participation in Company’s LTIP and Short-Term Incentive Program at the CEO Level.
The new agreement’s terms regarding payments on termination of employment remain the same as under his existing agreement.
The new agreement includes a non-compete provision restricting Mr. Stedham for six months after the end of his employment and a non-solicitation provision restriction Mr. Stedham for 12 months after the end of his employment.
Grant of RSUs to Executives, Including Named Executive Officers
On July 17, 2020, the Board of Directors of GP Strategies Corporation, on the recommendation of its Compensation Committee, decided to not make any grants under the LTIP for the 2020-2022 performance period due to the volatile and uncertain economic circumstances arising out of the COVID-19 pandemic and the resulting difficulty in making the estimates and other decisions necessary for the LTIP to work as intended. Because the Board continues to believe that long-term, equity-based compensation tied to the Company’s performance is an integral component of an effective compensation program, in place of the regular LTIP grants Board of Directors approved grants of performance-based restricted stock units to certain executives who it believes are key to the Company’s navigation of the current situation and emerging from it prepared for success, including the grants to the named executive officers set forth in the table below.
The RSUs will vest on the third anniversary of the grant date if the volume weighted adjusted price per share (VWAP) of the Company’s common stock exceeds certain levels for a period of 60 consecutive calendar days during the performance period. A tranche of RSUs will vest at VWAP representing each of a 25%, 50% and 75% increase over VWAP on July 17, 2020 ($8.37/share). The named executive officers received the following grants:

Named Executive Officer	RSUs vesting at First Tranche (25% increase in VWAP/share ($10.46 /share)	RSUs vesting at First Tranche (50% increase in VWAP/share ($12.56 /share)	RSUs vesting at First Tranche (75% increase in VWAP/share ($14.65 /share)	Total RSUs
Michael R. Dugan, Chief Financial Officer	10,000	15,000	15,000	40,000
Adam H. Stedham, Chief Executive Officer and President	25,000	30,000	30,000	85,000
Donald R. Duquette, Executive Vice President	5,000	10,000	10,000	25,000

The Company will file the Form of Performance Based Restricted Stock Unit Grant Agreement related to these grants with its quarterly report on Form 10-Q for the quarter ended September 30, 2020.
The description of Mr. Greenberg’s transition agreement and Mr. Stedham’s employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements. A copy of each agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: July 23, 2020	/s/ Adam H. Stedham
Adam H. Stedham
Chief Executive Officer & President